UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2021

GREENSKY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector	Suite 700	30342
Atlanta,	Georgia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (678) 264-6105
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	GSKY	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Stockholders on June 3, 2021. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. At the Annual Meeting, the Company’s stockholders voted on three proposals. The proposals are described in detail in the Company’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 28, 2021. A brief description and the final vote results for the proposals follow.
1.Election of two Class III directors for terms expiring at the 2024 Annual Meeting of Stockholders:

Nominee	For	Withheld	Broker Non-Votes
Joel Babbit	932,304,812	40,131,349	8,649,893
Gerald Benjamin	950,092,170	22,343,991	8,649,893
As a result, each nominee was elected to serve as a director for a term expiring at the 2024 Annual Meeting of Stockholders.
2.    Advisory vote on the approval of the compensation of our named executive officers (the "say-on-pay" vote):

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	971,643,663	710,584	81,914	8,649,893
As a result, the compensation of our named executive officers (the "say-on-pay" vote) was approved.
3.    Ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

	For	Against	Abstain
Total Shares Voted	981,031,279	31,048	23,727
As a result, the appointment of PwC as our independent registered public accounting firm for fiscal year ending December 31, 2021 was ratified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date:	June 8, 2021	By:	/s/ Andrew Kang
		Name:	Andrew Kang
		Title:	Executive Vice President and Chief Financial Officer